EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 46 to the Registration Statement of Eaton Vance Municipals Trust II (1933 Act File No. 033-71320) of my opinion dated January 28, 2010, which was filed as Exhibit (i) to Post-Effective Amendment No. 34.

/s/ Katy D. Burke
Katy D. Burke, Esq.

April 2, 2015

Boston, Massachusetts